Exhibit 10.49

AMENDMENT TO PARTICIPATION AGREEMENT
COVERING OCS-G 27927
SHIP SHOAL AREA BLOCK 263
SOUTH ADDITION

THIS AGREEMENT is entered into by and between Contango Offshore Exploration LLC (“COE”), a Delaware limited liability company whose address is 3700 Buffalo Speedway, Suite 925, Houston, TX, 77098, and Contango Operators, Inc. (“COI”), a Delaware Corporation, whose address is 3700 Buffalo Speedway, Suite 960, Houston, TX, 77098.

WITNESSETH:

WHEREAS, COE and COI entered into that certain Participation Agreement dated October 9, 2008 (hereinafter called “PA) covering the following described oil and gas lease (hereinafter called “Lease”) to-wit:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act bearing Serial Number OCS-G 27927 dated effective June 1, 2006 from the United States of America, as Lessor, to Contango Offshore Exploration LLC, as Lessee, covering all of Block 263, Ship Shoal Area, South Addition, OCS Leasing Map, Louisiana Map No. 5A containing 5,000 acres, more or less.

NOW, THEREFORE, in consideration of the premises and of the mutual benefits to be derived by the parties hereto, it s hereby agreed as follows:

The JOA shall be amended by deleting Article 1.14 Term in its entirety and replacing it with a new Article 1.14 as follows:

1.14 Term shall mean the period commencing with the Effective Date and ending May 31, 2010, however, if the Test Well is timely commenced and drilled pursuant to the provisions of Section 4.1, the Term of this Agreement shall be extended so long as the Operating Agreement pertaining to this lease is in force and effect. In the event the Test Well is not commenced and drilled prior to May 31, 2010 this Participation Agreement shall terminate effective June 1, 2010 at 7AM and COI and COE hereby agree to assign 100% record title working interest in the Lease to Juneau Exploration, L.P. (“JEX”) at no cost and free and clear of any burdens except for the JEX Employee ORRI. Thereafter JEX shall be free to market the Lease to any other person or entity on any terms it chooses.

THIS AGREEMENT may be executed by signing the original or counterpart thereof. If this Agreement is executed in counterparts, all counterparts taken together shall have the same effect as if all parties had signed the same instrument.

This Amendment is executed on this 7th day of October 2009.

CONTANGO OFFSHORE EXPLORATION LLC

/S/        JOHN B. JUNEAU
Name:        John B. Juneau                                     Title: President

CONTANGO OPERATORS, INC.

/S/    KENNETH R. PEAK
Name: _____Kenneth R. Peak_______________
Title:     Chairman and CEO